Exhibit 99.2

Exploration & Production


NY
Rochester
Buffalo
Albany
Erie
PA
New York
Pittsburgh
Harrisburg
Amarillo
Dallas
El Paso
TX
Houston
SENECA RESOURCES AREAS

Pipeline & Storage



Rochester
Buffalo
NY
Albany
Erie
PA
New York
Pittsburgh
Harrisburg
SYSTEM PIPELINES
STORAGE AREAS

Gathering



Rochester
Buffalo
NY
Albany
Erie
PA
New York
Pittsburgh
Harrisburg
NFG MIDSTREAM PIPELINES

Utility


Rochester
Buffalo
NY
Albany
Erie
PA
New York
Pittsburgh
Harrisburg
DISTRIBUTION CORPORATION AREA